UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2024

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Innovation Way, Mason OH 45040

(Address of Principal Executive Offices, and Zip Code)

(513) 755-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On January 5, 2024 (the “Closing Date”), AtriCure, Inc. (the “Company”) and its wholly owned subsidiary, AtriCure, LLC (together with the Company, the “Borrowers”), entered into an asset-based credit agreement (the “Credit Agreement”) among the Borrowers, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Silicon Valley Bank, a Division of First-Citizen Bank & Trust Company (“SVB”), as Joint Lead Arrangers and Joint Bookrunners, and the lenders party thereto (“Lenders”).

The Credit Agreement provides for an asset-based three-year revolving credit facility (the “ABL Facility”) in an amount of up to $125 million. Borrowers may, at their option, and subject to customary conditions, request an increase in the revolving commitment by up to $40 million (not to exceed a total of $165 million) by obtaining additional commitments from one or more Lenders or with the consent of JPMCB. A portion of the ABL Facility not in excess of $5 million is available for the issuance of letters of credit in U.S. dollars by JPMCB or other financial institutions. The Administrative Agent, in its sole discretion, may create swingline loans (the “Swingline Loans”) by advancing to the Borrowers, on behalf of the Lenders, floating rate revolving loans requested by Borrowers. Any such Swingline Loans will reduce availability under the ABL Facility on a dollar-for-dollar basis.

The proceeds of the ABL Facility will be used to finance the Company’s working capital needs and for general corporate purposes. Proceeds also were used to refinance the Company’s indebtedness under the Loan and Security Agreement dated as of February 23, 2018, by and among SVB, the Company and certain subsidiaries (as amended, the “SVB Facility”). The SVB Facility terminated on the Closing Date.

The ABL Facility is secured by a first priority perfected security interest (subject to customary exceptions) in all of the assets of the Borrowers, whether consisting of personal, tangible or intangible property, including all of the outstanding equity interests of the Company’s direct subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the equity interest of such foreign subsidiaries (i) to the extent a pledge or greater percentage could reasonably be expected to result in material tax consequences and (ii) so long as Lenders’ ability to be repaid in full will not be impaired). Each Borrower and each direct and indirect Material Domestic Subsidiary of the Company (each a “Guarantor”) has unconditionally guaranteed all of the indebtedness, obligations and liabilities of the Borrowers arising under the ABL Facility. At the time of closing the ABL Facility, the Borrowers are the only Guarantors.

Amounts available to be drawn from time to time under the ABL Facility are determined by calculating the applicable borrowing base, which is based upon applicable percentages of the values of eligible domestic accounts receivable, eligible inventory, eligible liquid assets, less reserves as determined by the Administrative Agent, all as specified in the Credit Agreement. Outstanding amounts under the Credit Agreement bear interest at a rate per annum equal to, at the applicable Borrower’s election: (i) an alternate base rate (“ABR”) plus an applicable margin or (ii) an adjusted term SOFR rate plus an applicable margin. All Swingline loans bear interest at a rate per annum equal to the ABR plus the applicable margin under the Credit Agreement.

Subject to customary exceptions and restrictions, the Company may voluntarily prepay outstanding amounts under the ABL Facility at any time without premium or penalty. Any voluntary prepayments made will not reduce commitments under the ABL Facility. The Credit Agreement contains mandatory prepayment provisions which require prepayment of amounts outstanding under the ABL Facility (i) upon the receipt of proceeds from the issuance of any non-permitted indebtedness and (ii) when there is an Availability shortfall under the ABL Facility.

The Credit Agreement contains customary representations and warranties, events of default and financial, affirmative and negative covenants for facilities of this type, including but not limited to financial covenants relating to a fixed charge coverage ratio, a minimum liquidity requirement and a minimum excess availability requirement, and restrictions on indebtedness, liens, investments and acquisitions, asset dispositions, specified agreements, restricted payments and prepayment of certain indebtedness.

The above description of the Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition.

On January 8, 2024, AtriCure issued a press release announcing its preliminary financial results for the fourth quarter and full year ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The information in Item 2.02 of this Form 8-K and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K and Exhibit 99.1 shall not be incorporated by reference in any filing (whether made before or after the date hereof) or any other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing or document.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1	JPMorgan Credit Agreement*

99.1	Press Release dated January 8, 2024

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: January 8, 2024	By:	/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer